UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20810 Fernbush Lane Houston, Texas	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 821-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 12, 2011, Sterling Construction Company, Inc. (the "Company") filed a Current Report on Form 8-K to report the voting results of its May 6, 2011 Annual Meeting of Stockholders.  Among other matters, the report included the results of the stockholders' advisory vote on the frequency with which stockholder advisory votes on the Company’s executive compensation should be held.  As can be seen in the table below (which was filed with the original report) stockholders voted overwhelmingly for an annual advisory vote as the Company recommended in its proxy statement for the meeting.

This Form 8-K/A is being filed solely to amend the original report in order to further report that at a meeting of the Company's Board of Directors held on August 4, 2011, directors unanimously voted in accordance with the Company's recommendation and the advisory vote of stockholders that the Company will hold an advisory vote on executive compensation each year at the Company's Annual Meeting of Stockholders until the Company is next required to conduct an advisory vote on the frequency with which a stockholder advisory vote on executive compensation should be held.  Current SEC rules require the Company to hold an advisory vote on frequency every six years.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Date of Meeting:                                May 6, 2011

Type of Meeting:                                Annual Meeting of Stockholders

Matters voted on:
	For	Against	Abstain	Broker Non-Votes
Election of Directors. Robert A. Eckels	11,033,914	1,142,079	3,801	1,879,170
Joseph P. Harper, Sr.	9,569,127	2,606,866	3,801	1,879,170
Patrick T. Manning	9,659,258	2,516,785	3,751	1,879,170
Ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2011.	14,007,600	47,779	3,585	-0-
Approval of Executive Compensation (an advisory vote)	12,015,021	105,022	59,751	1,879,170

Frequency of conducting a vote on executive compensation (an advisory vote)
Every One year	Every Two Years	Every Three years	Abstain	Broker Non-Votes
11,232,700	20,223	869,492	57,379	1,879,170

* * * * *

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2011                                                                           Sterling Construction Company, Inc.

/s/ Roger M. Barzun
      Roger M. Barzun